Exhibit 99.2

Member FDIC. © 2024 United Community Bank | ucbi.com 3Q24 Investor Presentation October 23, 2024

Disclosures 2 CAUTIONARY STATEMENT This Investor Presentation contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . In general, forward - looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential,” or the negative of these terms or other comparable terminology . Forward - looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance . Actual results may prove to be materially different from the results expressed or implied by the forward - looking statements . Forward - looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements . Factors that could cause or contribute to such differences include, but are not limited to general competitive, economic, political, regulatory and market conditions . Further information regarding additional factors which could affect the forward - looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10 - K for the year ended December 31 , 2023 , and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”) . Many of these factors are beyond United’s ability to control or predict . If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward - looking statements . Accordingly, shareholders and investors should not place undue reliance on any such forward - looking statements . Any forward - looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United . United qualifies all forward - looking statements by these cautionary statements . NON - GAAP MEASURES This Investor Presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations, such as "noninterest income – operating", “ noninterest expense – operating,” “operating net income,” “pre - tax, pre - provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre - tax pre - provision - operating,” “return on assets - pre - tax, pre - provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets . ” These non - GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends . Further, United’s management uses these measures in managing and evaluating United’s business and intends to refer to them in discussions about United’s operations and performance . These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables . JP0

United Community Banks, Inc.

Company Overview


Regional Full-Service Branch Network
National Navitas and SBA Markets
UCBI Banking Offices
NASHVILLE
KNOXVILLE
ASHEVILLE
CHARLOTTE
GREENSBORO
WINSTON-SALEM
DURHAM
RALEIGH
FAYETTEVILLE
WILMINGTON
CHATTANOOGA
HUNTSVILLE
GREENVILLE
FLORENCE
COLUMBIA
ATHENS
ATLANTA
AUGUSTA
BIRMINGHAM
TUSCALOOSA
MACON
CHARLESTON
COLUMBUS
MONTGOMERY
SAVANNAH
DOTHAN
MOBILE
PENSACOLA
TALLAHASSEE
JACKSONVILLE
PANAMA CITY
ORLANDO
TAMPA
SARASOTA
NAPLES
FORT LAUDERDALE
MIAMI
MEMPHIS
JACKSON
TN
NC
SC
GA
AL
FL

$27.4 BILLION IN TOTAL ASSETS	$3.1 BILLION IN AUA(1)	13.1% CET1 RBC(2)	$18.0 BILLION IN TOTAL LOANS

$23.3 BILLION IN TOTAL DEPOSITS	$0.24 QUARTERLY COMMON DIVIDEND	202 BANKING OFFICES ACROSS THE SOUTHEAST

J. D. POWER

#1 IN CUSTOMER SATISFACTION with Consumer Banking in the Southeast in 2024

MOST TRUSTED RETAIL BANK in the Southeast Region

GREENWICH EXCELLENCE AWARDS

15 awards for outstanding performance in small business and middle market banking in 2023

- Coalition Greenwich

BEST BANKS TO WORK FOR

in 2023 for the seventh consecutive year

- American Banker

Premier Southeast Regional Bank – Committed to Service Since 1950

- ✓ Metro-focused branch network with locations in the fastest-growing MSAs in the Southeast
- ✓ 191 branches, 11 LPOs, and 3 MLOs across six Southeast states; Top 10 deposit market share in GA and SC

Extended Navitas and SBA Markets

- ✓ Navitas subsidiary is a technology-enabled, small-ticket, essential-use commercial equipment financing provider
- ✓ SBA business has both in-footprint and national business (4 specific verticals)

Note: See Glossary located at the end of this presentation for reference on certain acronyms
(1) Adjusted for the contracted sale of FinTrust Capital Advisors, closed Oct 1st, 2024
(2) 3Q24 regulatory capital ratio is preliminary

3

3.33% Net interest margin $0.39 $0.54 $0.38 $0.45 $0.58 $0.57 3Q23 2Q24 3Q24 Diluted Earnings Per Share GAAP Operating $19.66 TBV per share $25.87 $27.18 $27.68 $17.70 $19.13 $19.66 3Q23 2Q24 3Q24 Book Value Per Share GAAP Tangible 5.20% Return on common equity – GAAP 11.17% Return on tangible common equity – operating (1) Other 3Q notable items: $2.7 mm MSR write - down $0.9 mm Unrealized equity gains $0.7 mm BOLI gains 1.01% Return on assets – operating (1) 1.50% Return on assets – PTPP – operating (1) 2.35% Cost of deposits 27% DDA / Total Deposits $0.38 Diluted earnings per share – GAAP $0.57 Diluted earnings per share – operating (1) 0.67% Return on assets – GAAP 3Q24 Highlights (1) See non - GAAP reconciliation table slides in the exhibits to this Presentation for a reconciliation of operating performance measures to GAAP performance 0.68% 0.97% 0.67% 0.79% 1.04% 1.01% 3Q23 2Q24 3Q24 Return on Average Assets GAAP Operating 1.31% 1.44% 1.07% 1.44% 1.54% 1.50% 3Q23 2Q24 3Q24 PTPP Return on Average Assets PTPP Operating 4 65.5% Efficiency ratio – GAAP 57.4% Efficiency ratio – operating (1) (1) (1) (1)JH0JH1JH2 EB3 EB4 EB5

5 1 Branch Locations Community Support x 170 employees in Western NC across 19 branches x All branches are now open x $350 thousand UCB Foundation donation toward community relief efforts Financial Impact x $9.9 million reserve increase for Hurricane Helene related losses on $383 million of loans in nine affected counties x Reserve in affected counties increased from 0.93% in 2Q24 to 3.50% in 3Q24 x Loans in affected counties are comprised of $219 million 1 - 4 family, $49 million HELOC, and $114 million commercial and other Outstanding Loans Deposits County $117 $171 Henderson 87 Buncombe 56 158 Transylvania 50 85 Avery 31 94 Yancey 22 305 Mitchell 9 McDowell 8 Polk 4 Rutherford $383 $813 Total Special Reserve Counties Exposure ($ millions) Special Reserve Counties in light blue Hurricane Helene Impact – Flooding in Western NCKB0 EB1 PB2

Manufactured Housing (“MH”) Loan Portfolio Sale Impact

Transaction Description

- ✓ On August 30, 2024, we closed on the divestiture of approximately $318 million of manufactured housing (“MH”) loans, a business acquired in the acquisition of Reliant Bancorp, Inc.
- ✓ Buyer is 21st Mortgage Corporation, the leading manufactured housing lender in the country backed by Berkshire Hathaway and a trusted platform with the ability to maintain continuity of service to the former United Community customers

Portfolio Sale Impact

$ in millions, except per share	Pre-Tax	After Tax	After Tax Per Share
Total Loss on Sale	$ (24.4)	$ (19.2)	$ (0.16)
Other Transaction Adjustments, Net [1]	(2.8)	(2.2)	(0.02)
Total Impact	**$ (27.2)**	**$ (21.4)**	**$ (0.18)**

Transaction Rationale

- ✓ Exiting the business enables management to focus on core operations and to allocate capital to other growth opportunities
- ✓ Conclusion of 3Q23 strategic decision to cease originations
- ✓ Reduces United’s risk profile as these loans represent less than 2% of United’s total loans outstanding but account for 11% of United’s YTD net charge-offs and 17.4% of nonaccrual loans
- ✓ Eliminates the need for dedicated MH overhead, including a specialized servicing function
- ✓ Creates additional liquidity and balance sheet flexibility

3Q24 Financial Impact

- ✓ The loss on sale results in a $21.4 million after-tax loss in fee income ($0.18)
  - ✓ Includes the impact of an $11.0 million net charge-off due to the estimated credit losses in the MH transaction, which was equal to the 2Q24 reserve for MH loans
  - ✓ The $11.0 million transaction-related net charge-off for MH loans adds 0.24% to our quarterly net charge-offs, taking the total to 0.52% of loans
- ✓ Slightly accretive to risk-based capital ratios (CET1 increased by 6 bps)
- ✓ 8 bps reduction in TCE
- ✓ Approximately neutral to projected earnings after reinvestment of proceeds

(1) Includes net impact of reversals and write-offs of accrued interest, deferred fees, and certain receivables as well as transaction related expenses

6

0.07% 3.65% 5.25% 5.25% 5.18% 0.06% 0.49% 2.24% 2.35% 2.35% 4Q21 4Q22 4Q23 2Q24 3Q24 Fed Target Average UCBI Cost of Deposits Outstanding Deposit Franchise Deposit Costs Reached Inflection Point in 3Q24 7 Customer Deposit Growth x Total deposits were up $271 million, or 4.7% annualized, from 2Q24 x Core transaction deposits up $244 million, or 5.9% annualized, from 2Q24 x Public funds of $2.8 billion were up seasonally $42 million from 2Q24 x DDA% remained unchanged from 2Q24 at 27% of total deposits 3Q24 Change in Customer Deposits $23,080 $22,818 2Q24 Total Customer Deposits Noninterest- bearing NOW Savings MMA Time 3Q24 Total Customer Deposits ($69) $158 ($32) $225 ($21) $ in millions Continued Stabilization of Deposit Costs x Cost of deposits flat in 3Q24 with a reduction in interest - bearing deposits offset by continued mix change toward promotional money market accounts x ~75% of time deposits mature within 6 months Time MMA Savings NOW Noninterest - bearing 3Q24 Public Funds Δ $4.0 $8.5 ($0.0) $52.2 ($22.7) KB0 EB1 EB2 EB3

Deposit Trends x Deposits are granular with a $34,000 average account size and are diverse by industry and geography x Business deposits of $8.9 billion and personal deposits of $11.3 billion in 3Q24 x The remaining $3.1 billion of deposits are predominantly comprised of public funds Time Deposit Maturities Customer Deposit Granularity $19,956 $20,594 $20,304 $20,006 $20,033 $75,865 $76,419 $77,546 $74,568 $75,977 3Q23 4Q23 1Q24 2Q24 3Q24 Personal Deposits Avg Acct Size Business Deposits Avg Acct Size $16.1 $16.8 $16.9 $16.7 $17.0 $6.8 $6.5 $6.4 $6.3 $6.2 $22.9 $23.3 $23.3 $23.0 $23.3 30% 28% 27% 27% 27% 3Q23 4Q23 1Q24 2Q24 3Q24 Interest-Bearing Deposits Noninterest-Bearing Deposits % Noninterest-Bearing Deposits 8 Total Deposit Mix Trend $ in billions $ in actual $ in millions $1,096 $1,498 $487 $237 $148 $52 - - - - 4.05% 4.22% 3.77% 3.68% 1.72% - 200 400 600 800 1,000 1,200 1,400 1,600 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 4Q24 1Q25 2Q25 3Q25 Beyond Core Brokered Weighted Avg Rate EB0

3Q24 Loan Portfolio Growth, Ex. MH Sale Well - Diversified Loan Portfolio Quarter Highlights x Loan shrinkage primarily driven by $318 million sale of the MH portfolio x Senior Care portfolio down $38 million, or 11%, from 2Q24 x Excluding the MH sale, loan growth of 1.5% annualized x Construction and CRE ratios as a percentage of total RBC were 67% and 203%, respectively x Top 25 relationships totaled $912 million, or 5.1% of total loans x SNCs outstanding of $242 million, or 1.3% of total loans x Project lending limit of $35 million x Conservative relationship lending limits driven by risk grades 9 6% 1% 1% 40% 24% 18% 10% 3Q24 Total Loans $18.0 Billion C&I Commercial Construction CRE Other Consumer Residential Mortgage Home Equity Residential Construction $ in millions Note: C&I includes Commercial & Industrial, Owner Occupied CRE, and Equipment Financing $17,964 $18,211 ( $319 ) $62 $201 ( $251 ) $32 $28 2Q24 Total Loans Manufactured Housing C&I CRE Construction Mortgage / Consumer Other 3Q24 Total Loans Largely Commercial Construction to CRE CA0 KB1 EB2 EB3

80% 79% 79% 80% 78% 97% 3Q23 4Q23 1Q24 2Q24 3Q24 United KRX Peer Median x Substantial balance sheet liquidity and above - peer capital ratios x $6.4 billion securities portfolio offers significant near - and medium - term cash flow opportunities x FHLB borrowings remained at zero in 3Q24 x 0.7% of total deposits are brokered in 3Q24, compared to 3.4% for the KRX peer median 8.2% 8.4% 8.5% 8.8% 8.9% 7.8% 3Q23 4Q23 1Q24 2Q24 3Q24 United KRX Peer Median Loans / Core Deposits % Tangible Common Equity / Tangible Assets % Common Equity Tier 1 RBC %* 12.2% 12.2% 12.4% 12.8% 13.1% 11.7% 3Q23 4Q23 1Q24 2Q24 3Q24 United KRX Peer Median Balance Sheet Strength – Liquidity and Capital 10 *3Q24 regulatory capital ratio is preliminary EB0 KB1

Risk - Based Capital Ratios Tangible Book Value Per Share x 3Q24 regulatory risk - based capital ratios increased from 2Q24 and remained above peers x The leverage ratio increased 6 bps to 9.99%, as compared to 2Q24 x Quarterly common dividend increased to $0.24 per share during the quarter, up 4% vs. prior quarter x Redeemed $8 million in Trust Preferred securities in 3Q24 with an ~8.50% blended rate x Net unrealized securities losses in AOCI improved by $47.8 million to $197 million in 3Q24 x AFS securities portfolio of $4.0 billion with a 2.1 year duration x TCE of 8.93% increased 15 bps from 3Q24 x MH loan sale decreased TCE by 8 bps in 3Q24 x FinTrust sale is expected to increase TCE by 5 bps in 4Q24 12.2% 12.2% 12.4% 12.8% 11.7% 13.1% 0.5% 0.4% 0.4% 0.5% 0.6% 0.5% 1.9% 1.9% 1.8% 1.8% 1.9% 1.8% 14.5% 14.5% 14.6% 15.1% 14.2% 15.3% 3Q23 4Q23 1Q24 2Q24 2Q24 KRX Peer Median 3Q24* CET1 Additional Tier 1 Tier 2 Capital $19.66 $19.13 $0.38 ( $0.25 ) $0.37 $0.03 2Q24 TBV GAAP Earnings Dividends Change in AOCI Other 3Q24 TBV 11 *3Q24 regulatory capital ratios are preliminary (1) Dividends include both common and preferred dividends (1)JH0JH1 EB2 JH3KB4

$202.6 $208.7 $209.2 3.24% 3.37% 3.33% 3.15% 3.28% 3.26% $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 2.00% 2.50% 3.00% 3.50% 4.00% 3Q23 2Q24 3Q24 Net Interest Revenue Net Interest Margin Core Net Interest Margin 3.33% 3.37% 2Q24 NIM Mix / Rate Loan Accretion Manufactured Housing 3Q24 NIM Net Interest Revenue & Net Interest Margin 3Q24 NIM Down 4 bps x Net interest revenue increased $0.5 million from 2Q24 x Core net interest margin, excluding purchase loan accretion, was down 2 bps to 3.26% x MH sale decreased NIM by 1 bp from 2Q24, but these economics were generally offset in provision and expenses x Purchased loan accretion totaled $4.4 million and contributed 7 bps to the margin, down 2 bps from 9 bps in 2Q24 x In 3Q24, purchased $457 million in securities with an average yield of 5.35%, while $155 million in securities ran off at an average yield of 2.70% x Approximately $7.8 billion , or 44%, of total loans and $2.0 billion, or 30%, of total securities, including hedging activities, are variable rate and reprice or mature within one year Net Interest Revenue / Margin (1) Yields & Costs 6.02% 6.15% 6.24% 6.43% 6.42% 3.24% 3.19% 3.20% 3.37% 3.33% 2.88% 2.91% 3.04% 3.21% 3.28% 2.94% 3.16% 3.23% 3.27% 3.25% 3Q23 4Q23 1Q24 2Q24 3Q24 Loan Yield NIM Securities Yield Cost of IBL (1) Net interest margin is calculated on a fully - taxable equivalent basis (2) Core net interest margin excludes purchased loan accretion (2) (1) 12 $ in millions (0.01%) (0.02%) (0.01%) EB0 EB1 EB2 EB3

Noninterest Income - Operating



$ in millions
$32.0
$28.6
$37.2
$36.6
$35.3
$6.3
$2.7
$6.5
$6.2
$10.3
$8.8
$2.2
$6.0
$2.0
$9.6
$12.6
$1.5
$6.3
$7.5
$9.3
$11.5
$1.3
$6.4
$6.8
$10.6
$13.4
$1.5
$6.3
$3.5
$10.5
3Q23
4Q23 (1)
1Q24 (1)
2Q24
3Q24 (1)
Service Charges
Mortgage
Brokerage / Wealth Mgmt
Loan sale gains
Other

Linked Quarter

- ✓ GAAP noninterest income was down $28.5 million to $8.1 million, primarily due to the loss on the sale of our MH loan portfolio
- ✓ On an operating basis, noninterest income decreased $1.3 million from 2Q24
  - ✓ Mortgage volume increased seasonally
  - ✓ Mortgage fees decreased primarily due to a $3.3 million negative swing in the MSR mark
  - ✓ Other noninterest income was up $1.9 million, due to a $1.0 million increase in customer swap fees and $0.7 million of BOLI gains
- ✓ Sold $11.4 million of SBA loans and $21.1 million of Navitas loans, resulting in $1.5 million of loan sale gains in the quarter

Year-over-Year

- ✓ Noninterest income increased $3.3 million from 3Q23
  - ✓ Mortgage rate locks of $306 million in 3Q24 compared to $304 million in 3Q23
  - ✓ Mortgage income down due to a negative MSR mark of $2.7 million in 3Q24 vs. a positive $1.1 million in 3Q23
  - ✓ Other income increased $7.1 million, including $2.9 million of investment gains and $1.2 million higher customer swap fees

(1) See non-GAAP reconciliation table slides in the exhibits to this Presentation for a reconciliation of operating performance measures to GAAP performance

13

Noninterest Expense



Efficiency Ratio
66.3%
65.5%
61.3%
60.5%
59.7%
58.1%
57.4%
59.6%
59.2%
57.1%
57.4%
3Q23
4Q23
1Q24
2Q24
3Q24
GAAP
Operating(1)
KRX Peer Median

- ✓ The GAAP efficiency ratio was unfavorably impacted by the one-time sale of the MH portfolio
- ✓ The operating efficiency ratio was relatively flat from the prior quarter and prior year



Noninterest Expense
$ in millions
$144.5
$135.3
$154.6
$138.8
$145.0
$140.4
$147.0
$140.6
$143.1
$140.9
3Q23
4Q23
1Q24
2Q24
3Q24
GAAP
Operating(1)

- ✓ GAAP noninterest expense improved $3.9 million compared to 2Q24, mostly due to unusual items in 2Q24
- ✓ Operating noninterest expense was relatively flat quarter-over-quarter
  - ✓ Lower compensation expense due to higher group medical insurance costs in the prior quarter and expense initiatives resulting in lower headcount, offset by digital banking and card services expense timing

(1) See non-GAAP reconciliation table slides in the exhibits to this Presentation for a reconciliation of operating performance measures to GAAP performance

14

Credit Quality

Net Charge-Offs as % of Average Loans


0.17%
0.12%
0.00%
-0.03%
0.07%
0.04%
0.17%
0.10%
0.20%
0.15%
0.59%
0.49%
0.22%
0.05%
0.28%
0.16%
0.26%
0.15%
0.52%
0.45%
2020
2021
2022
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
United
United Excl. Navitas

- ✓ 3Q24 net charge-offs of $23.7 million, or 0.52% of loans annualized
  - ✓ The MH transaction necessitated an estimate of lifetime expected losses, which translated into $11.0 million, or 0.24% of the 0.52% total. MH charge-offs not related to the transaction contributed 0.01% to the 0.52% total.
    - ✓ The $11.0 million was equal to the reserve that had previously been set aside for losses
  - ✓ Navitas losses improved and contributed 0.12% of the 0.52%
  - ✓ Bank net charge-offs, excluding MH and Navitas, were flat to 2Q24
- ✓ Nonperforming assets improved $1.8 million during the quarter and were 0.64% of total loans, flat from 2Q24
- ✓ Past due loans improved $14.1 million during the quarter and were 0.19% of total loans, a decrease of 7 bps from 2Q24
- ✓ Higher risk loans, defined as special mention plus substandard accruing, increased 0.2% from 2Q24 to 3.0%

Nonperforming Assets & Past Due Loans as a % of Total Loans


0.55%
0.18%
0.28%
0.06%
0.29%
0.18%
0.43%
0.31%
0.60%
0.18%
0.50%
0.21%
0.51%
0.29%
0.58%
0.28%
0.64%
0.26%
0.64%
0.19%
2020
2021
2022
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
NPAs (%)
Past Dues (%)

Special Mention & Substandard Accruing Loans as a % of Total Loans


2.6%
1.5%
2.6%
1.4%
1.6%
1.3%
1.6%
1.4%
1.5%
1.2%
1.5%
1.4%
1.6%
1.1%
1.6%
1.3%
1.5%
1.3%
1.7%
1.3%
2020
2021
2022
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
Special Mention (%)
Substandard Accruing (%)

15

Allowance for Credit Losses Allowance for Credit Losses (ACL) Walk - Forward Allowance for Credit Losses (ACL) Note: ACL includes the reserve for unfunded commitments x The GAAP loan loss provision of $14.4 million included a $9.9 million provision increase for the $383 million in loans in the nine NC counties that experienced significant flooding due to Hurricane Helene x An $11.0 million portion of the MH transaction loss flowed through net charge - offs x Equal to the reserve that had previously been set aside for losses x Favorable changes in the economic forecast resulted in the provision, excluding the impact of the Hurricane Helene special reserve, being less than net charge - offs $220 $224 $224 $225 $216 1.21% 1.22% 1.22% 1.23% 1.20% 0.65% 0.75% 0.85% 0.95% 1.05% 1.15% 1.25% 1.35% 1.45% 1.55% $30 $50 $70 $90 $110 $130 $150 $170 $190 $210 3Q23 4Q23 1Q24 2Q24 3Q24 ACL - Allowance for Credit Losses $ ACL - Allowance for Credit Losses / Loans % $224,740 $215,518 2Q24 ACL Loan Growth/ Mix Changes Unfunded Commitments MH Transaction NCOs Other NCOs Specific Reserve Model Impact/ NCO Re-fill Hurricane Helene 3Q24 ACL 16 $ in millions $ in thousands ($960) ($1,491) ($12,658) $973 $6,016 $9,892 ($10,993)JH0 EB1 JH2 EB3 JH4 EB5 EB6

Member FDIC. © 2024 United Community Bank | ucbi.com 3Q24 INVESTOR PRESENTATION Exhibits

Average Deposit Costs 18 3Q24 2Q24 1Q24 4Q23 3Q23 $ in billions; rates annualized Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance Average Rate Average Balance N/A $6.2 N/A $6.3 N/A $6.4 N/A $6.7 N/A $6.9 DDA 2.98% $5.8 3.01% $5.9 3.06% $6.1 2.96% $6.0 2.67% $5.3 NOW 3.57% $6.3 3.55% $6.1 3.46% $5.9 3.49% $5.8 3.31% $5.6 MMDA 0.24% $1.1 0.24% $1.2 0.24% $1.2 0.24% $1.2 0.26% $1.3 Savings 3.97% $3.5 4.05% $3.5 4.02% $3.6 3.86% $3.6 3.55% $3.5 Time 3.23% $16.8 3.24% $16.7 3.21% $16.8 3.14% $16.7 2.91% $15.9 Total Interest - bearing 2.35% $23.0 2.35% $23.0 2.32% $23.2 2.24% $23.2 2.03% $22.8 Total deposits

Navitas Portfolio Net Charge - Offs & Weighted Average FICO Scores x Navitas represents 9% of total loans x Navitas ACL / Loans of 2.86% x Navitas 3Q24 NCOs of 1.34% annualized, or $5.3 million x Of the $5.3 million of losses, $1.5 million came from the Long Haul Trucking segment as the book shrank to just $29 million x Excluding Long Haul Trucking losses, Navitas losses were slightly improved at 0.97% of total Navitas loans, down 5 bps from 2Q24 Navitas Performance $1,148 $1,211 $1,281 $1,374 $1,447 $1,510 $1,534 $1,543 $1,544 $1,581 $1,603 8.85% 8.80% 8.79% 8.88% 8.99% 9.12% 9.25% 9.30% 9.43% 9.58% 9.64% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 Navitas Loans $ Portfolio Yield % 19 0.74% 0.85% 0.32% 0.10% 0.31% 0.36% 0.50% 0.93% 0.69% 1.62% 2.05% 1.66% 1.42% 1.34% 745 748 750 750 751 751 752 752 754 755 756 757 758 759 1 101 201 301 401 501 601 701 801 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 NCOs % - Navitas Weighted Average FICO - Total Portfolio $ in millions Navitas Portfolio Concentrations by State 11% 10% 10% 6% 4% 61% CA TX FL NY GA Other StatesJH0CA1

1% 20% 25% 49% 6% Selected Portfolios – Office 20 3Q24 Portfolio Characteristics Top 10 MSAs by Note Current Balance + Unfunded Commitment – Weighted Avg. LTV 61.7% $ in millions $ in millions $19.8 $25.4 $32.6 $39.2 $42.4 $48.6 $58.5 $68.5 $98.9 $122.4 Ft. Lauderdale, FL Charlotte, NC Nashville, TN Chattanooga, TN Greenville, SC Orlando, FL Raleigh, NC Miami, FL Charleston, SC Atlanta, GA LTV 61.9% LTV 62.8% LTV 44.1% LTV 65.9% LTV 66.3% LTV 65.7% LTV 70.6% LTV 74.1% LTV 59.0% Collateral Type – Top 100 Outstanding Location Segment – Top 100 Outstanding Maturity Schedule – Total Portfolio Outstanding $810.0 million Outstanding 4.5% % of Total Loans $1.4 million Average Loan Size $0.6 million Median Loan Size $16.0 million Largest Loan Size $481.6 million Top 100 $173 thousand 30 + Days Past Due $12.3 million Special Mention $23.2 million Substandard Accruing $0 Nonaccruals LTV 60.6% 37% 63% Medical Office Non-Medical Office 7% 12% 2% 79% CBD - Class A CBD - Class B CBD - Class C Non-CBD $35 $104 $121 $86 $97 $367 2024 2025 2026 2027 2028 2029 + Fixed Floating 17% matures in 2024 - 2025 $ in millions Top 100 Loans Outstanding of $481 million, or 59% of the total Office portfolioCA0 EB1 EB2 EB3 EB4

23% 52% 24% Construction Lease-Up Stabilized $31.7 $37.2 $39.6 $52.7 $53.5 $66.9 $91.8 $107.0 $111.3 $115.3 Cape Coral, FL Birmingham, AL Tampa, FL Charlotte, NC Jacksonville, FL Greenville, SC Charleston, SC Nashville, TN Raleigh, NC Atlanta, GA 1% 20% 25% 49% 6% Selected Portfolios – Multi - Family 21 3Q24 Portfolio Characteristics $ in millions LTV 42.4% LTV 39.9% LTV 45.5% LTV 52.6% LTV 38.1% LTV 47.3% LTV 49.7% LTV 68.9% Project Status – Top 100 Commitments Maturity Schedule – Total Portfolio Outstanding $906.0 million Outstanding 5.0% % of Total Loans $2.6 million Average Loan Size $0.4 million Median Loan Size $31.5 million Largest Loan Size $822.0 million Top 100 $0 30 + Days Past Due $16.7 million Special Mention $2.5 million Substandard Accruing $0 Nonaccruals LTV 34.6% $62 $256 $211 $221 $49 $107 2024 2025 2026 2027 2028 2029 + Fixed Floating 35% matures in 2024 - 2025 $ in millions Top 10 MSAs by Note Current Balance + Unfunded Commitment – Weighted Avg. LTV 50.3% Top 100 Loans Outstanding of $822 million, or 91% of the total Multi - Family portfolio LTV 52.5% CA0EB1 EB2 EB3

1% 20% 25% 49% 6% Selected Portfolios – Senior Care $73 $65 $60 $79 $106 $106 $102 $113 $105 $148 $146 $144 $135 $124 $111 $91 $108 $102 $87 $97 $32 $11 $518 $465 $442 $408 $410 $394 $388 $382 $369 $355 $317 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 Substandard $ Special Mention $ Pass $ 22 $ in millions Investment CRE – Senior Care Outstanding Maturity Schedule – Total Portfolio Outstanding 3Q24 Portfolio Characteristics $317.0 million Outstanding 1.8% % of Total Loans $7.2 million Average Loan Size $5.7 million Median Loan Size $30.4 million Largest Loan Size $0 30 + Days Past Due $11.0 million Special Mention $115.2 million Substandard Accruing $30.8 million Nonaccruals $ in millions $62 $121 $64 $17 $12 $41 2024 2025 2026 2027 2028 2029 + Fixed Floating 58% matures in 2024 - 2025 CA0EB1

x Rate locks were $306 million compared to $295 million in 2Q24, driven primarily by seasonality x 89% of locked loans were fixed rate mortgages, which were either sold in 3Q24 or are contemplated to be sold once closed x Sold $172 million in 3Q24, up $27 million from $145 million sold in 2Q24 x Potential headwind in 4Q24 related to Hurricane Helene impact within our footprint x Property inspections required ahead of loan sales x Gain on sale down slightly in 3Q24 due to product mix Mortgage Locks & Sales Mortgage Locks - Purchase vs. Refinance Mortgage Activity Trends $304 $223 $260 $295 $306 $108 $114 $126 $145 $172 2.9% 2.4% 2.9% 3.0% 2.8% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $0 $50 $100 $150 $200 $250 $300 $350 3Q23 4Q23 1Q24 2Q24 3Q24 Mortgage locks $ Loans sold $ Gain on sale % 87% 87% 80% 84% 79% 13% 13% 20% 16% 21% 3Q23 4Q23 1Q24 2Q24 3Q24 Purchase Refinance 23 x Purchase volume remained the primary driver of originations at 79% of the total x Pickup in refi volume due to rate environment $ in millions

Footprint Focused on High-Growth Southeast MSAs

Top 10 MSAs - % of Total Deposits



Myrtle Beach, SC
2.0%
Charlotte, NC
2.1%
Orlando, FL
2.3%
Knoxville, TN
2.8%
Gainesville, GA
3.2%
Raleigh, NC
3.7%
Miami, FL
5.3%
Nashville, TN
5.4%
8.8%
Greenville, SC
21.9%
Atlanta, GA

Fastest Growing Major Southeast MSAs (1)	UCBI's % of Total Deposits	'23 – '28 Proj. Pop. Growth %	'23 – '28 Proj. HHI. Growth %
1) Raleigh, NC	3.73%	7.40	11.77
2) Jacksonville, FL	0.52%	6.89	14.35
3) Orlando, FL	2.31%	6.35	10.63
4) Nashville, TN	5.43%	6.12	12.44
5) Charlotte, NC	2.07%	5.80	14.66
6) Tampa, FL	0.12%	5.19	11.68
7) Atlanta, GA	21.85%	4.68	14.16
8) Richmond, VA	--	3.88	12.78
9) Washington, DC	--	2.72	11.66
10) Virginia Beach, VA	--	2.25	14.75
11) Miami, FL	5.30%	1.95	10.76
12) Birmingham, AL	0.73%	1.60	10.87

Fastest Growing Mid-Sized Southeast MSAs (2)	UCBI's % of Total Deposits	'23 – '28 Proj. Pop. Growth %	'23 – '28 Proj. HHI. Growth %
1) Myrtle Beach, SC	2.04%	9.38	12.44
2) Winter Haven, FL	--	9.37	9.14
3) Fort Myers, FL	--	8.93	11.31
4) Sarasota, FL	0.18%	7.73	12.11
5) Port St. Lucie, FL	0.12%	7.53	11.74
6) Fayetteville, AR	--	6.99	10.18
7) Daytona Beach, FL	--	6.56	10.27
8) Charleston, SC	1.10%	6.32	14.65
9) Huntsville, AL	1.71%	5.93	16.50
10) Melbourne, FL	0.11%	5.29	11.06
11) Greenville, SC	8.81%	4.74	12.63
12) Pensacola, FL	--	4.62	9.92
13) Durham, NC	--	4.52	13.77
14) Knoxville, TN	2.75%	4.10	11.62
15) Columbia, SC	0.21%	3.59	13.59

UCBI MSA Presence

(1) Includes MSAs with a population greater than 1,000,000
(2) Includes MSAs with a population between 500,000 and 1,000,000

24

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	3Q23	4Q23	1Q24	2Q24	3Q24
Noninterest Income					
Noninterest income - GAAP	$ 31,977	$ (23,090)	$ 39,587	$ 36,556	$ 8,091
Loss on sale of manufactured housing loans	-	-	-	-	27,209
Gain on lease termination	-	-	(2,400)	-	-
Bond portfolio restructuring loss	-	51,689	-	-	-
Noninterest income - operating	$ 31,977	$ 28,599	$ 37,187	$ 36,556	$ 35,300
Expenses					
Expenses - GAAP	$ 144,474	$ 154,587	$ 145,002	$ 147,044	$ 143,065
Merger-related and other charges	(9,168)	(5,766)	(2,087)	(2,157)	(2,176)
FDIC special assessment	-	(9,995)	(2,500)	764	-
Loss on FinTrust (goodwill impairment)	-	-	-	(5,100)	-
Expenses - operating	$ 135,306	$ 138,826	$ 140,415	$ 140,551	$ 140,889
Diluted Earnings Per Share					
Diluted earnings per share - GAAP	$ 0.39	$ 0.11	$ 0.51	$ 0.54	$ 0.38
Loss on sale of manufactured housing loans	$ -	$ -	$ -	$ -	$ 0.18
Merger-related and other charges	0.06	0.04	0.01	0.01	0.01
Bond portfolio restructuring loss	-	0.32	-	-	-
FDIC special assessment	-	0.06	0.02	-	-
Gain on lease termination	-	-	(0.02)	-	-
Loss on FinTrust (goodwill impairment)	-	-	-	0.03	-
Diluted earnings per share - operating	$ 0.45	$ 0.53	$ 0.52	$ 0.58	$ 0.57
Book Value Per Share					
Book Value per share - GAAP	$ 25.87	$ 26.52	$ 26.83	$ 27.18	$ 27.68
Effect of goodwill and other intangibles	(8.17)	(8.13)	(8.12)	(8.05)	(8.02)
Tangible book value per share	$ 17.70	$ 18.39	$ 18.71	$ 19.13	$ 19.66
Return on Tangible Common Equity					
Return on common equity - GAAP	5.32 %	1.44 %	7.14 %	7.53 %	5.20 %
Loss on sale of manufactured housing loans	-	-	-	-	2.43
Merger-related and other charges	0.82	0.50	0.19	0.20	0.19
Bond portfolio restructuring loss	-	4.47	-	-	-
FDIC special assessment	-	0.86	0.23	(0.07)	-
Lease termination gain	-	-	(0.22)	-	-
Loss on FinTrust (goodwill impairment)	-	-	-	0.46	-
Return on common equity - operating	6.14	7.27	7.34	8.12	7.82
Effect of goodwill and intangibles	2.89	3.31	3.34	3.56	3.35
Return on tangible common equity - operating	9.03 %	10.58 %	10.68 %	11.68 %	11.17 %

25

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	3Q23	4Q23	1Q24	2Q24	3Q24
Return on Assets					
Return on assets - GAAP	0.68 %	0.18 %	0.90 %	0.97 %	0.67 %
Loss on sale of manufactured housing loans	-	-	-	-	0.31
Merger-related and other charges	-	0.06	0.03	0.01	0.03
Bond portfolio restructuring loss	-	0.57	-	-	-
FDIC special assessment	0.11	0.11	0.03	-	-
Lease termination gain	-	-	(0.03)	-	-
Loss on FinTrust (goodwill impairment)	-	-	-	0.06	-
Return on assets - operating	0.79 %	0.92 %	0.93 %	1.04 %	1.01 %
Return on Assets to Return on Assets - Pre-tax Pre-provision					
Return on assets - GAAP	0.68 %	0.18 %	0.90 %	0.97 %	0.67 %
Income tax expense (benefit)	0.18	(0.04)	0.27	0.29	0.19
(Release of) provision for credit losses	0.45	0.21	0.19	0.18	0.21
Return on assets - pre-tax, pre-provision	1.31	0.35	1.36	1.44	1.07
Loss on sale of manufactured housing loans	-	-	-	-	0.40
Merger-related and other charges	0.13	0.08	0.04	0.03	0.03
Bond portfolio restructuring loss	-	0.75	-	-	-
FDIC special assessment	-	0.15	0.04	(0.01)	-
Lease termination gain	-	-	(0.04)	-	-
Loss on FinTrust (goodwill impairment)	-	-	-	0.08	-
Return on assets - pre-tax pre-provision - operating	1.44 %	1.33 %	1.40 %	1.54 %	1.50 %
Efficiency Ratio					
Efficiency ratio - GAAP	61.32 %	66.33 %	60.47 %	59.70 %	65.51 %
Loss on sale of manufactured housing loans	-	-	-	-	(7.15)
Merger-related and other charges	(3.89)	(2.47)	(0.87)	(0.88)	(0.99)
FDIC special assessment	-	(4.29)	(1.05)	0.31	-
Lease termination gain	-	-	0.60	-	-
Loss on FinTrust (goodwill impairment)	-	-	-	(2.07)	-
Efficiency ratio - operating	57.43 %	59.57 %	59.15 %	57.06 %	57.37 %
Tangible Common Equity to Tangible Assets					
Equity to assets ratio - GAAP	11.85 %	11.95 %	12.06 %	12.35 %	12.45 %
Effect of goodwill and intangibles	(3.33)	(3.27)	(3.25)	(3.24)	(3.20)
Effect of preferred equity	(0.34)	(0.32)	(0.32)	(0.33)	(0.32)
Tangible common equity to tangible assets	8.18 %	8.36 %	8.49 %	8.78 %	8.93 %

26

Glossary ACL – Allowance for Credit Losses MLO – Mortgage Loan Office ALLL – Allowance for Loan Losses MMDA – Money Market Deposit Account AOCI – Accumulated Other Comprehensive Income (Loss) MTM – Marked-to-Market AUA – Assets Under Administration MSA – Metropolitan Statistical Area BPS – Basis Points MSR – Mortgage Servicing Rights Asset C&I – Commercial and Industrial NCO – Net Charge-Offs C&D – Construction and Development NIM – Net Interest Margin CECL – Current Expected Credit Losses NOW – Negotiable Order of Withdrawal CET1 – Common Equity Tier 1 Capital NPA – Non-Performing Asset CRE – Commercial Real Estate NSF – Non-Sufficient Funds CSP – Customer Service Profiles OO CRE – Owner Occupied Commercial Real Estate DDA – Demand Deposit Account PCD – Loans Purchased with Credit Deterioration EOP – End of Period PPP – Paycheck Protection Program EPS – Earnings Per Share PTPP – Pre-Tax, Pre-Provision Earnings FHA – Federal Housing Administration RBC – Risk Based Capital FTE – Fully-Taxable Equivalent ROA – Return on Assets GAAP – Accounting Principles Generally Accepted in the USA SBA – United States Small Business Administration IBL – Interest-Bearing Liabilities TCE – Tangible Common Equity ICS – Insured Cash Sweep USDA – United States Department of Agriculture KRX – KBW Nasdaq Regional Banking Index VA – Veterans Affairs LPO – Loan Production Office YOY – Year over Year MH – Manufactured Housing 27